Exhibit 10.1

Execution Version

AMENDMENT NO. 1 AND EXTENSION AGREEMENT

THIS AMENDMENT NO. 1 AND EXTENSION AGREEMENT (this “Agreement”), dated effective as of November 17, 2017 (the “Effective Date”), is by and among The Williams Companies, Inc., a Delaware corporation (the “Borrower”), the undersigned Lenders party hereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the Issuing Banks party hereto.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the financial institutions party thereto immediately prior to the effectiveness of this Agreement (the “Existing Lenders”), and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 2, 2015 (as amended, restated, increased and extended, the “Credit Agreement”; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement);

WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request an extension of the Maturity Date;

WHEREAS, the Lenders party hereto as Extending Lenders have agreed to extend the Maturity Date of their respective Commitments as more particularly set forth herein; and

WHEREAS, the Borrower, the Administrative Agent, the Lenders party hereto, and the Issuing Banks party hereto wish to execute this Agreement to evidence such agreement and to enter into such other agreements as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent, the Lenders, and the Issuing Banks party hereto hereby agree as follows:

Section 1.          Amendments to Credit Agreement.

(a)          Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “Extension Confirmation Date” in its entirety.

(b)          Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Amendment No. 1” means that certain Amendment No. 1 and Extension Agreement dated effective November 17, 2017 by and among the Borrower, the Lenders party thereto, the Administrative Agent, and the Issuing Banks.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Remaining Banks” has the meaning assigned to such term in Section 2.06(j)(ii).

“Terminating Bank” has the meaning assigned to such term in Section 2.06(j)(ii).

“Unreallocated Portion” has the meaning assigned to such term in Section 2.06(j)(ii).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)          Section 1.01 of the Credit Agreement is amended hereby by amending and restating clause (d) of the definition of “Defaulting Lenders” to read in full as follows:

“(d) a Lender Insolvency Event has occurred and is continuing, or a Lender, or its direct or indirect parent company, has become subject to

Bail-In Action (provided that neither the reallocation of funding obligations provided for in Section 2.06(k) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender); provided, that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to the Parent Company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (d) above, the Administrative Agent (or applicable Issuing Bank or the Swing Line Lender) may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent (or applicable Issuing Bank or the Swing Line Lender) is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent (or applicable Issuing Bank or the Swing Line Lender) may, by notice to the Borrower and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent (or applicable Issuing Bank or the Swing Line Lender) determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of Voting Stock or any other Equity Interest in such Lender or a Parent Company thereof or the exercise of any voting rights in connection therewith by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.”

(d)          Section 1.01 of the Credit Agreement is amended hereby by amending and restating the definition of “Joint Lead Arrangers” to read in full as follows:

“Joint Lead Arrangers” means Citigroup Global Markets Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, Mizuho Bank, Ltd., The Bank of Nova Scotia, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), UBS Securities LLC and Credit Agricole Corporate and Investment Bank, as joint lead arrangers and joint book runners.

(e)          Section 1.01 of the Credit Agreement is amended hereby by amending and restating the definition of “Maturity Date” to read in full as follows:

“Maturity Date” means the earlier of (a)(i) with respect to the Lenders and Issuing Banks that did not extend their Commitments and Letter of Credit Commitments pursuant to Amendment No. 1, February 2, 2020, as the same may be extended pursuant to, and subject to the terms and conditions of, Section 2.04; and (ii) with respect to the Lenders and Issuing Banks that did extend their Commitments and Letter of Credit Commitments pursuant to Amendment No. 1, February 2, 2021, as the same may be extended pursuant to, and subject to the terms and conditions of, Section 2.04; and (b) the termination in whole of the Commitments.

(f)          Section 2.04 of the Credit Agreement is amended by amending and restating such section in its entirety to read in full as set forth on Annex I hereto.

(g)          Section 2.06(b) of the Credit Agreement is hereby amended by inserting a new clause (iii) immediately after clause (ii) thereof, which new clause (iii) shall read in full as follows, and renumbering the existing clause (iii) as clause (iv):

“(iii)    the Credit Exposure of any Issuing Bank does not exceed the Commitment of such Issuing Bank at such time,”

(h)          Section 2.06 of the Credit Agreement is amended by amending and restating clause (c) thereof to read in full as follows:

“(c)       Expiration Date. No Letter of Credit shall have a stated expiry date later than the earlier of (A) one year from the date of its issuance unless the applicable Issuing Bank otherwise agrees to a later stated expiry date (including without limitation by extending the stated expiry date or allowing the stated expiry date to be automatically extended if such Letter of Credit contains language providing for its automatic renewal) and (B) seven Business Days prior to the Maturity Date for the applicable Issuing Bank, unless the Borrower has Cash Collateralized such Letter of Credit in an amount equal to the sum of the undrawn face amount of such Letter of Credit as of the seventh Business Day prior to such Maturity Date, plus fees and expenses related to such Letter of Credit over its remaining term. In the case of a Letter of Credit containing language providing for its automatic renewal, the Borrower acknowledges and agrees that, if any such automatic renewal would cause the stated expiry date of such Letter of Credit to be later than seven Business Days prior to the Maturity Date for the applicable Issuing Bank, such Issuing Bank may give notice to the beneficiary of such Letter of Credit that such automatic renewal shall not take place, unless the Borrowers have Cash Collateralized such Letter of Credit in accordance with this Section 2.06(c). Once a Letter of Credit that provides for automatic renewal has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time to a date not later than seven Business Days prior to such Issuing Bank’s Maturity Date.”

(i)          Section 2.06(j) of the Credit Agreement is hereby amended by inserting a new clause (iii) thereto immediately after clause (ii) thereof, which new clause (iii) shall read in full as follows:

“(iii) Upon each Maturity Date (other than the latest Maturity Date), the LC Exposure of each Lender whose Commitments terminate on such Maturity Date (each, a “Terminating Bank”) shall, subject to the limitation in the first proviso below, automatically be reallocated (effective on such Maturity Date) among the Lenders whose Commitments do not terminate on such Maturity Date (the “Remaining Banks”), pro rata in accordance with their respective Pro Rata Share (calculated without regard to the Terminating Banks’ Commitments); provided that the sum of each Remaining Bank’s total Credit Exposure may not in any event exceed the Commitment of such Remaining Bank as in effect at the time of such reallocation. To the extent that any portion (the “Unreallocated Portion”) of the Terminating Banks’ LC Exposure cannot be so reallocated pursuant to this section, the Borrower will on or prior to such Maturity Date (i) Cash Collateralize the LC Exposure in an amount at least equal to the aggregate amount of the Unreallocated Portion of such LC Exposure, or (ii) make other arrangements satisfactory to the Administrative Agent and to the applicable Issuing Bank, in their sole discretion, with respect to such Letters of Credit.”

(j)          Section 2.10 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof to read in full as follows:

“(a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender the then unpaid principal amount of each Loan (and all accrued and unpaid interest thereon) made to the Borrower on the Maturity Date applicable to such Lender.”

(k)          Section 2.19 of the Credit Agreement is hereby amended by amending and restating the title of such section to read in full as follows:

“Section 2.19 Mitigation of Obligations; Replacement of Lenders; Defaulting Lenders.”

(l)          Section 2.19 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof to read in full as follows:

“(b)          If any Lender requests compensation under Section 2.13(g) or Section 2.15, or if the Borrower is required to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender or a Declining Lender, or if any Lender fails to approve an amendment, waiver or other modification to this Agreement that requires the approval of all Lenders and at least the Required Lenders have approved such amendment, waiver or other modification, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Swing Line Lender and the Issuing Banks, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13(g) or Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any assignment of a Declining Lender’s Commitments, the relevant replacement Lender shall have agreed (and shall be deemed to agree by entering into such assignment) that such assigned Commitments shall have a Maturity Date that is the latest Maturity Date for any Commitments then in effect under this Agreement (after giving effect to the latest Extension Effective Date). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If any Lender refuses to assign and delegate all its interests, rights and obligations under this Agreement after the Borrower has required such Lender to do so as a result of a claim for compensation under Section 2.13(g) or Section 2.15 or payments required to be made pursuant to Section 2.17, such Lender shall not be entitled to receive such compensation or required payments.”

(m)          Section 2.19 of the Credit Agreement is hereby amended by amending and restating clause (c) thereof to read in full as follows:

“(c)          If the Borrower, the Administrative Agent, the Issuing Banks and the Swing Line Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other

Revolving Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Credit Exposure, LC Exposure, and Swing Line Loan Exposure of the Revolving Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Credit Exposure of each Revolving Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.”

(n)          Section 4.03(c) of the Credit Agreement is hereby amended by amending and restating clause (b) in the proviso therein to read in full as follows:

“(b) subject to Section 9.22, neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.”

(o)          Article IX of the Credit Agreement is hereby amended by adding a new Section 9.22 thereto immediately after Section 9.21 thereof, which new Section 9.22 shall read in full as follows:

“Section 9.22.           Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties with respect to the subject matter hereof, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 2.          Extension of Maturity Date.

(a)          Upon the effectiveness of this Agreement pursuant to Section 4 below, the Maturity Date of the Commitments and Letter of Credit Commitments of the Lenders and Issuing Banks who have severally agreed to extend their respective Commitments pursuant to Section 2.04 of the Credit Agreement (each an “Extending Lender” and, collectively, the “Extending Lenders”) is hereby extended to February 2, 2021, as set forth on Schedule 2.01 attached hereto, which shall constitute an amendment and restatement of Schedule 2.01 to the Credit Agreement, and which sets forth all Revolving Lenders and Issuing Banks that will be Revolving Lenders and Issuing Banks under the Credit Agreement, their respective Commitments and Letter of Credit Commitments after giving effect to such extension, and their respective Maturity Dates. The Maturity Date with respect to the Commitments of each Declining Lender, if any, shall remain unchanged as set forth on the amended and restated Schedule 2.01 to the Credit Agreement attached hereto.

(b)          The parties hereto hereby agree that (i) the extension of the Maturity Date as set forth in this Section 2 shall be deemed to constitute an exercise of the Borrower’s right to request an extension pursuant to Section 2.04 of the Credit Agreement and (ii) the requirements of Section 2.04 of the Credit Agreement with respect to any and all notices (including any notice from the Borrower, the Administrative Agent, or any Lender to any other party) and timing are hereby waived by all parties hereto for the extension described in this Section 2. The Extension Effective Date of such extension of the Maturity Date shall be deemed to be the Effective Date. For the avoidance of doubt, the parties hereto acknowledge that one additional one-year extension shall be permitted pursuant to the Credit Agreement after the Effective Date, which shall be exercisable in accordance with Section 2.04 of the Credit Agreement.

Section 3.          Representations True; No Default. The Borrower hereby represents and warrants that:

(a)          the transactions contemplated hereby and the performance of its obligations contemplated thereby are within the Borrower’s corporate powers, and this Agreement has been duly authorized by all necessary corporate action, and that this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)          before and after giving effect to this Agreement, the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as written, including the materiality qualifier) on and as of the date hereof (other than those representations and warranties that expressly relate to a specific earlier date, which are true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date as written, including the materiality qualifier)); and

(c)          before and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

Section 4.          Effectiveness. This Agreement shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a)          Documentation. The Administrative Agent (or its counsel) has received the following, each duly and validly executed and delivered by duly authorized officers of all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	counterparts of this Agreement duly executed by the Borrower, the Required Lenders, and the Administrative Agent; and

(ii)

a certificate of Borrower dated as of the Effective Date signed by a Responsible Officer of the Borrower (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to this Agreement, and (B) certifying that, before and after giving effect to this Agreement, (i) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as written, including the materiality qualifier) on and as of the Effective Date (other than those representations and warranties that expressly relate to a specific earlier date, which are true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date as written, including the materiality qualifier)) and (ii) no Default or Event of Default has occurred and is continuing.

(b)          Payments of Fees and Expenses. On the Effective Date, the Borrower shall have paid:

(i)	to the Administrative Agent, for the benefit of each Extending Lender, an extension fee in an amount equal to 0.07% of such Extending Lender’s Commitment; and

(ii)	all other costs and expenses which are payable pursuant to Section 9.04 of the Credit Agreement to the extent invoiced prior to the Effective Date.

Section 5.          Miscellaneous Provisions.

(a)          From and after the execution and delivery of this Agreement, the Credit Agreement shall be deemed to be modified as herein provided, and except as so modified the Credit Agreement shall continue in full force and effect.

(b)          The Credit Agreement and this Agreement shall be read and construed as one and the same instrument.

(c)          Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as modified by this Agreement.

(d)          This Agreement is a Loan Document for purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Agreement may be a Default or an Event of Default under the Loan Documents.

(e)          This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(f)          This Agreement may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)          The headings herein shall be accorded no significance in interpreting this Agreement.

Section 6.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Banks and the Administrative Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

THE WILLIAMS COMPANIES, INC.

By:	/s/ Peter S. Burgess
Name:	Peter S. Burgess
Title:	VP Treasury & Insurance and Treasurer

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

LENDERS:

CITIBANK, N.A., As Administrative Agent, a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Maureen P. Maroney

Name:	Maureen P. Maroney

Title:	Vice President

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

BANK OF AMERICA, N.A.,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Tyler Ellis

Name:	Tyler Ellis

Title:	Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

BARCLAYS BANK PLC,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Sydney G. Dennis

Name:	Sydney G. Dennis

Title:	Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Dixon Schultz

Name:	Dixon Schultz

Title:	Managing Director

By:	/s/ Michael Willis

Name:	Michael Willis

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

JPMORGAN CHASE BANK, N.A.,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Travis Watson

Name:	Travis Watson

Title:	Vice President

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

MIZUHO BANK, LTD.,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Leon Mo

Name:	Leon Mo

Title:	Authorized Signatory

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

THE BANK OF NOVA SCOTIA,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Joseph Lattanzi

Name:	Joseph Lattanzi

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

WELLS FARGO BANK, N.A.,
As a Lender, an Extending Lender, and an Issuing Bank

By:	/s/ Larry Robinson

Name:	Larry Robinson

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

PNC BANK, NATIONAL ASSOCIATION
As a Lender, and an Extending Lender

By:	/s/ Colin Warman

Name:	Colin Warman

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

COMPASS BANK,
As a Lender, and an Extending Lender

By:	/s/ Mark H. Wolf

Name:	Mark H. Wolf

Title:	Senior Vice President

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
As a Lender, and an Extending Lender

By:	/s/ Nupur Kumar

Name:	Nupur Kumar

Title:	Authorized Signatory

By:	/s/ Andrew Griffin

Name:	Andrew Griffin

Title:	Authorized Signatory

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

DEUTSCHE BANK AG NEW YORK BRANCH,
As a Lender, and an Extending Lender

By:	/s/ Ming K. Chu

Name:	Ming K. Chu

Title:	Director

By:	/s/ Alice Neumann

Name:	Alice Neumann

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

DNB CAPITAL LLC,
As a Lender, and an Extending Lender

By:	/s/ Robert Dupree

Name:	Robert Dupree

Title:	Senior Vice President

By:	/s/ James Grubb

Name:	James Grubb

Title:	VP

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

MORGAN STANLEY BANK, N.A.
As a Lender, and an Extending Lender

By:	/s/ Michael King

Name:	Michael King

Title:	Authorized Signatory

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

ROYAL BANK OF CANADA,
As a Lender, and an Extending Lender

By:	/s/ Jay T. Sartain

Name:	Jay T. Sartain

Title:	Authorized Signatory

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

SUMITOMO MITSUI BANKING CORPORATION,
As a Lender, and an Extending Lender

By:	/s/ Katsuyuki Kubo

Name:	Katsuyuki Kubo

Title:	Managing Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

SUNTRUST BANK,
As a Lender, and an Extending Lender

By:	/s/ Benjamin L. Brown

Name:	Benjamin L. Brown

Title:	Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
As a Lender, and an Extending Lender

By:	/s/ Sherwin Brandford

Name:	Sherwin Brandford

Title:	Director

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

U.S. BANK NATIONAL ASSOCIATION,
As a Lender, and an Extending Lender

By:	/s/ Patrick Jeffrey

Name:	Patrick Jeffrey

Title:	Vice President

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

TORONTO DOMINION (NEW YORK) LLC,
As a Lender, and an Extending Lender

By:	/s/ Elisa Pileggi

Name:	Elisa Pileggi

Title:	Authorized Signatory

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

BOKF, N.A. dba BANK OF OKLAHOMA
As a Lender, and an Extending Lender

By:	/s/ J. Nick Cooper

Name:	J. Nick Cooper

Title:	SVP

Amendment No. 1 and Extension Agreement (The Williams Companies, Inc.)

ANNEX I TO

AMENDMENT NO. 1 AND EXTENSION AGREEMENT

Section 2.04          Extension of Maturity Date.

(a)          No earlier than 90 days prior and no later than 30 days prior to each anniversary of the Closing Date, upon notice to the Administrative Agent (which shall promptly, but in any event within three (3) Business Days after receipt of such notice, notify the Lenders and the Issuing Banks of such notice), the Borrower may request an extension of the Maturity Date then in effect (an “Extension Request”) for an additional one-year period; provided that (i) no more than two of such one-year extensions shall be permitted hereunder and (ii) the terms and conditions applicable to any such extension of Commitments and Letter of Credit Commitments with respect to a particular Lender or Issuing Bank shall be the same as those applicable to each other Lender or Issuing Bank. Within 20 days of delivery of such Extension Request, each Lender and each Issuing Bank shall notify the Administrative Agent and Borrower whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s or such Issuing Bank’s, as applicable, sole and absolute discretion). Any Non-Defaulting Lender with a then effective Commitment may consent to an Extension Request irrespective of whether such Lender previously had been a Declining Lender with respect to a previous Extension Request. The Administrative Agent shall promptly notify Borrower, the Lenders and the Issuing Banks of the Lenders’ and the Issuing Banks’ responses.

(b)          The Commitment of any Lender and the Letter of Credit Commitment of any Issuing Bank that declines or fails to respond to the Borrower’s request for an extension of the Maturity Date within such time period (a “Declining Lender”) shall be terminated on the Maturity Date then in effect for such Lender or Issuing Bank, as applicable (without regard to any extension by other Lenders or Issuing Banks). On such applicable Maturity Date, (i) the aggregate Commitments of all Lenders shall be reduced by the total Commitments of all Declining Lenders expiring on such Maturity Date, except to the extent one or more Eligible Assignees shall have agreed to assume such Commitments with the extended Maturity Date in accordance with Section 2.19(b) (each, a “Replacement Lender”), and (ii) the aggregate Letter of Credit Commitments of all Issuing Banks shall be reduced by the total Letter of Credit Commitments of all Declining Lenders expiring on such Maturity Date, except to the extent (x) one or more Extending Lenders or Replacement Lenders shall have agreed to assume such Letter of Credit Commitments and (y) such Extending Lender or Replacement Lender is an Issuing Bank on such Maturity Date. The Borrower shall pay in full

Annex I

1

the unpaid principal amount of all Loans owing to each Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement and all other amounts due to such Declining Lender under this Agreement, including any breakage fees or costs that are payable pursuant to Section 2.16, on the Maturity Date applicable to such Declining Lender or the earlier replacement of such Declining Lender pursuant to Section 2.19(b). Further, in connection with each Maturity Date, the Borrower shall Cash Collateralize the LC Exposure as and to the extent required pursuant to Sections 2.06(c) and 2.06(j)(iii).

(c)          So long as, and only if, the Required Lenders (calculated after giving effect to any replacements of Lenders permitted herein) have consented to the Extension Request and upon the satisfaction of the conditions precedent specified below in this clause (c), the Maturity Date shall be extended as to each Lender that agrees in its sole discretion pursuant to clause (a) above to extend its Commitment (each an “Extending Lender”) (irrespective of whether such Lender previously had been a Declining Lender), shall be extended to the Maturity Date specified in such Extension Request; provided that with respect to any previously Declining Lender who is an Extending Lender with respect to a current Extension Request, by giving its consent, such Extending Lender shall also be deemed to have approved each prior extension of the Maturity Date as to which it was a Declining Lender. Upon satisfaction of the conditions precedent provided in the next sentence, the Administrative Agent and Borrower shall promptly confirm to the Lenders and the Issuing Banks any extension of the Maturity Date pursuant to this Section 2.04, specifying the date of such satisfaction of the conditions precedent (the “Extension Effective Date”) and the extended Maturity Date with respect to the Extending Lenders. As a condition precedent to such extension, Borrower shall deliver to the Administrative Agent a certificate of Borrower dated as of the Extension Effective Date signed by a Responsible Officer of Borrower certifying that, as of the Extension Effective Date, (i) before and after giving effect to such extension, the representations and warranties set forth in this Agreement are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as written, including the materiality qualifier) on and as of such date (other than those representations and warranties that expressly relate to a specific earlier date, which are true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date as written, including the materiality qualifier)) and (ii) before and after

Annex I

2

giving effect to such extension, no Default or Event of Default has occurred and is continuing.

(d)          If the Maturity Date is extended in accordance with this Section, (i) the Administrative Agent shall record in the Register any Replacement Lender’s information as provided pursuant to an Administrative Questionnaire that shall be executed and delivered by such Replacement Lender to the Administrative Agent on or before such Extension Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Revolving Lenders (including any Replacement Lenders) and Issuing Banks that will be Revolving Lenders and Issuing Banks hereunder (and their respective Commitments and Letter of Credit Commitments) after giving effect to such extensions and the Administrative Agent shall distribute to each Lender (including each Replacement Lender) and each Issuing Bank a copy of such amended and restated Schedule 2.01, (iii) each Replacement Lender that complies with the provisions of this Section 2.04 shall be a “Lender” for all purposes under this Agreement, (iv) all calculations and payments of interest on the Loans shall take into account the actual Commitments of each Lender and the principal amount outstanding of each Loan made by such Lender during the relevant period of time, and (v) each Lender’s share of the LC Exposure and obligation to participate in Swing Line Loans on such date shall automatically be deemed to equal such Lender’s Applicable Percentage of the LC Exposure (such Applicable Percentage for such Lender to be determined as of such Extension Effective Date in accordance with its Commitment on such date as a percentage of the Commitments on such date) or the Swing Line Lenders, as applicable, without further action by any party.

(e)          If as a result of any extension of the Maturity Date in accordance with this Section 2.04 there is more than one Maturity Date in effect at any time, the Borrower and the Administrative Agent may make such amendments to this Agreement as may be necessary to ensure the pro rata treatment in accordance with Section 2.18(c) in respect of all Borrowings and Loans hereunder.

Annex I

3

SCHEDULE 2.01

Commitments/Letter of Credit Commitments

Lender	Commitment	Letter of Credit Commitment	Maturity Date

Citibank, N.A.	$76,000,000	$75,000,000	February 2, 2021

Bank of America, N.A.	$76,000,000	$75,000,000	February 2, 2021

Barclays Bank PLC	$76,000,000	$75,000,000	February 2, 2021

Credit Agricole Corporate and Investment Bank	$76,000,000	$75,000,000	February 2, 2021

JPMorgan Chase Bank, N.A.	$76,000,000	$75,000,000	February 2, 2021

Mizuho Bank, Ltd.	$76,000,000	$75,000,000	February 2, 2021

The Bank of Nova Scotia	$76,000,000	$75,000,000	February 2, 2021

Wells Fargo Bank, N.A.	$76,000,000	$75,000,000	February 2, 2021

PNC Bank, National Association	$81,000,000		February 2, 2021

Compass Bank	$66,000,000		February 2, 2021

Credit Suisse AG, Cayman Island Branch	$66,000,000		February 2, 2021

Deutsche Bank AG New York Branch	$66,000,000		February 2, 2021

DNB Capital LLC	$66,000,000		February 2, 2021

Morgan Stanley Bank, N.A.	$66,000,000		February 2, 2021

Royal Bank of Canada	$66,000,000		February 2, 2021

Sumitomo Mitsui Banking Corp.	$66,000,000		February 2, 2021

SunTrust Bank	$66,000,000		February 2, 2021

The Bank of Tokyo-Mitsubishi UFJ	$66,000,000		February 2, 2021

U.S. Bank National Association	$66,000,000		February 2, 2021

Toronto Dominion (New York) LLC	$50,000,000		February 2, 2021

BOKF, N.A. dba Bank of Oklahoma	$25,000,000		February 2, 2021

UBS AG, Stamford Branch	$76,000,000	$75,000,000	February 2, 2020

TOTAL	$1,500,000,000	$675,000,000